                                                                EXHIBIT 11.1

                         ECLIPSE SURGICAL TECHNOLOGIES, INC.

                STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                       (in thousands, except per share amounts)
                                     (unaudited)

                                                        THREE MONTHS ENDED      NINE MONTHS ENDED
                                                           SEPTEMBER 30,          SEPTEMBER 30,
                                                          ---------------         -------------
                                                         1997        1996        1997       1996
                                                         ----        ----        ----       ----
Weighted average common shares outstanding for the
  period .............................................  16,441      15,775      16,303     12,690
Common equivalent shares  pursuant to Staff
  Accounting Bulletin No. 83..........................       -           -           -      1,516
                                                       --------    --------   ---------   --------

Shares used in per share calculations.................  16,441      15,775      16,303     14,206
                                                       --------    --------   ---------   --------
                                                       --------    --------   ---------   --------

Net loss.............................................. $(4,516)    $  (674)   $(13,015)   $(1,328)
                                                       --------    --------   ---------   --------
                                                       --------    --------   ---------   --------

Net loss per share.................................... $ (0.27)    $ (0.04)   $  (0.80)   $ (0.09)
                                                       --------    --------   ---------   --------
                                                       --------    --------   ---------   --------
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All share numbers reflect the Company's three-for-one stock split.

There is no difference between primary and fully diluted earnings per share for each period presented.